EXHIBIT 99.1
NEWS RELEASE

Contact:	Justin Coe	Allison Beach	Joe Germani
	Chief Accounting Officer	Public Relations	Longacre Square Partners
	972-778-9795	abeach@ashfordinc.com	braemar@longacresquare.com

BRAEMAR HOTELS & RESORTS ANNOUNCES CONCLUSION OF STRATEGIC REVIEW PROCESS AND PLAN TO BECOME A SELF-MANAGED REIT AND REMAIN PUBLICLY TRADED
Initiates Process to Terminate Advisory Agreement with Ashford and Its Affiliates in Order to Eliminate Relationship with Ashford and Create Its Own Management Team and New Board
Plans Near-Total Reconstitution of the Board, Including Five New Independent Directors, an Independent Chair, and President and CEO Richard Stockton Continuing His Directorship
DALLAS, June 12, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced a series of actions designed to simplify its corporate structure, reduce costs, enhance governance and position the Company for long-term profitability and value creation. Following the conclusion of a lengthy strategic review process, and upon the recommendation of a Special Committee comprised solely of independent directors (the “Special Committee”), the BHR Board of Directors (the “Board”) has approved a management spin-out, which will enable Braemar to become a self-managed real estate investment trust (REIT). These actions include the initiation of steps to terminate the Fifth Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Ashford Inc. and its affiliates (“Ashford”), hire employees directly, and reconstitute the Company’s Board.
Benefits for Shareholders
•A focused business generating significant revenue: On a go-forward basis, the Company intends to maintain a portfolio of approximately six to eight luxury properties across the U.S. and the Caribbean, which had a gross asset value of over $1 billion and generated total annual revenue of $300 to $350 million as of the trailing twelve months ending March 31, 2026.
•Long-term cost savings: The Company intends to directly hire employees and relocate to new office space, headquartered in Dallas. By directly employing its own management team, Braemar expects to reduce G&A costs by more than $25 million per year. Based on prevailing industry EBITDA multiples, ranging from 11-13x these savings imply significant potential equity value accretion.
•Board and management fully aligned with shareholders’ best interests: The in-house management structure and a new Board are designed to improve shareholder alignment. The Company has retained Ferguson Partners, an independent executive search firm, to identify five new independent Board members. The new Board members will be appointed to the Board, with the existing directors simultaneously stepping down, at the termination of the Advisory Agreement and will also be nominated for election at the Company’s next annual meeting.
•No disruption to management team: Certain members of the management team currently employed by Ashford will become employees of Braemar, who will work exclusively for the Company and have no ongoing relationship with Ashford or its affiliates.
The Special Committee and the entire Board has worked tirelessly to exhaust all available options to maximize shareholder value. While initially a sale of the Company was explored, the Special Committee ultimately concluded that there was a superior value creation available by terminating the Advisory Agreement, spinning out management, and remaining publicly listed. While the directors have agreed to formally resign their positions, they remain devoted to the future success of the Company.
Rebeca Odino-Johnson, Chairperson of the Special Committee said, “The steps we are announcing today are the result of the Special Committee’s thorough review of strategic alternatives and represent what the Board believes is the best outcome for Braemar’s shareholders. In formulating the path forward, the Board carefully considered the feedback it has received in the context of ongoing discussions with a number of shareholders, as well as the advice of its independent financial and legal advisors. Braemar’s self-management will create meaningful value, and shareholders will benefit from a new, purpose-built Board.”
Richard Stockton, Braemar’s President and Chief Executive Officer, said, “With a streamlined portfolio, in-house management and renewed focus on operational efficiency, Braemar will be better positioned for long-term profitability, shareholder alignment and value creation. We are also pleased with the consideration we are receiving from the recently announced asset sales at attractive values. We expect to continue evaluating the sale of an additional two or three assets to satisfy the Company’s obligations associated with the termination of the Ashford advisory relationship and focus on maximizing the value of our remaining luxury portfolio. We believe that the combination of these factors will be materially accretive to shareholder value.”
Transition to Self-Managed REIT
As part of the transition, Braemar will terminate the Advisory Agreement and all other material legacy contractual arrangements with Ashford and its affiliates. Following the termination, management, including Mr. Stockton, will be employed directly by Braemar. This new structure is expected to reduce Braemar’s general and administrative costs by more than $25 million annually. Furthermore, by canceling the Ashford Master Agreements, the Company will be free to utilize any third-party company to provide property management, project management or other services at the Company’s hotels.
The new self-management structure was recommended by the Special Committee and approved by the independent members of the full Board.
Board Refreshment and Corporate Governance Enhancements
Five new independent directors will be identified and added to the Board. Concurrent with these appointments, all existing directors (including the Chairman, Mr. Monty Bennett), except for Mr. Stockton, have agreed to step down from the Board to make way for the new directors. The reconstituted Board will have an independent Chairman.
The Company has retained Ferguson Partners to assist in the search for new directors, with a focus on ensuring that they collectively possess the right mix of skills and experience to oversee the Company and shape its future strategy. No individuals will be appointed who have existing or prior relationships with Ashford, its Chairman and Chief Executive Officer, Monty J. Bennett, or Archie Bennett Jr.
Governance Reforms
The Company is also taking steps to implement best-practice corporate governance reforms to better align the Company with the best interests of all shareholders, including a thorough review and revision of the Company’s Bylaws, Corporate Governance Guidelines, Code of Ethics and Board Committee Charters.

Additionally, Braemar will terminate its contractual relationships with Premier Project Management LLC and Remington Lodging & Hospitality, LLC, both of which are subsidiaries of Ashford. Certain immaterial, short-term contracts will be retained with Inspire, Pure and RED Hospitality to avoid disrupting existing hotel operations.
The Company Sale Fee will be triggered under the Advisory Agreement with Ashford upon the closing of previously announced asset sales. Net sale proceeds from future asset sales, after working capital needs and other reserves, will be transferred to Ashford to pay down a portion or all of the Company Sale Fee.
The Company does not intend to sell all or substantially all of its assets, only the approximate number necessary to satisfy the Company’s obligation to pay the Company Sale Fee and Master Agreement Termination Fee.
Advisors
Robert W. Baird & Co. Inc. acted as financial advisor, White & Case LLP acted as legal counsel, and Longacre Square Partners acted as strategy and communications advisor to the Company.
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties, specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities laws. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: the Company’s ability to execute the management spin-out; the Company’s business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; the Company’s projected operating results; completion of any pending transactions; the Company’s ability to restructure existing property-level indebtedness; the Company’s ability to secure additional financing to enable us to operate the Company’s business; the Company’s understanding of its competition; projected capital expenditures; and the impact of technology on the Company’s operations and business. Such forward-looking statements are based on the Company’s beliefs, assumptions, and expectations of the Company’s future performance taking into account all information currently known to the Company. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in the Company’s forward-looking statements. One should carefully consider this risk when making an investment decision concerning the Company’s securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. The Company will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.